Exhibit 10.17

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Contract No.: Wei Yin (BMW-Huachang) He Zi [2019] No.001

Auto Financing Business Cooperation Agreement between

Shenzhen Qianhai WeBank Co., Ltd.

and

Huachang Finance Leasing (China) Co., Ltd.

This Auto Financing Business Cooperation Agreement (this “Agreement”) is made by and between:

Party A: Shenzhen Qianhai WeBank Co., Ltd.

Address: Block A, Building 7, Shenzhen Bay Science and Technology Ecological Park, 1819 Shahe West Road, Nanshan District, Shenzhen City, PRC.

Legal Representative: Gu Min

Contact Information: [REDACTED]

and

Party B: Huachang Finance Leasing (China) Co., Ltd.

Address: No. 208, South Side of Floor 2, Phase I, Airport Second-hand Vehicle Trading Market, 8 Middle Road, Automobile Park, Tianjin Pilot Free Trade Zone (Airport Economic Area).

Legal Representative: Xu Wen

Contact Information: [REDACTED]@mljr.com

Party A and Party B, through friendly negotiation, agree to cooperate on the financing business for the Consumers to purchase vehicles and/or vehicle-attached products (services) and hereby enter into this Agreement.

Article 1	Interpretation

1.1.	Customers: means domestic natural persons who applies to Party A for loans through Party B and use such loans to repay their financing lease funds in Party B.

1.2.

Loan Contract: means the Vehicle Finance Loan Contract signed by a Customer and Party A (the specific name shall be subject to the version signed by the Customer) and its supplementary agreements and relevant annexes.

1.3.

Electronic IOU: means the electronic information voucher showing to the Customers the borrower, lender, loan amount, term, interest rate, repayment amount, repayment date, collateral and other loan elements.

1.4.

Financing Lease Contract: means the Financing Lease Contract signed by a Customer and Party B (the specific name shall be subject to the version signed by the Customer) and its supplementary agreements and relevant annexes.

1.5.

Service Agreement: refers to the Vehicle Finance Service Agreement signed by Party A and Party B (the specific name shall be subject to the version signed by both parties) and its supplementary agreements and relevant annexes.

Article 2	Cooperation Mode

2.1.	The purpose of the cooperation hereunder is to provide financing services for the Customers when purchasing vehicles from the dealers.

2.2.

Party B shall recommend the Customers to Party A. Party A and Party B shall examine the Customers according to their respective risk control standards. After a Customer passes the examinations of Party A and Party B, Party B will release financing lease funds to the Customer which are used for the Customer to pay the vehicle purchase price and the amount of the additional products to the designated vehicle dealer, and Party A will release loans which are used for returning the financing lease funds obtained by the Customer from Party B.

2.3.

Party B will, according to the agreement, provide relevant offline services (including but not limited to channel management services, mortgage registration services, manual verification services, manual collection services, etc.) to Party A with respect to the loan, obtain corresponding incomes and provide guarantee.

Article 3	Cooperation Period

3.1.

This Agreement shall apply to all businesses that the release date of a single loan hereunder is between January 23, 2019 and September 15, 2020 (inclusive). Prior to the expiration of the above cooperation period, if either party hereto does not receive a written notice from the other party hereto stating that the cooperation period expires and terminates, the cooperation period under this Agreement will be automatically extended for one year and only once.

3.2.

If the cooperation period expires, the existing customer loans under this Agreement shall still be governed by the provisions of this Agreement, and this Agreement shall remain valid until all the existing customer loans are settled.

3.3.

The cooperation period under the Cooperation Agreement on Vehicle Finance Business (Agreement No.: Wei Yin (BMW-Huachang) He Zi [2018] No.001) signed by Party A, Party B, Liyun Vehicle Consulting Services (Shanghai) Co., Ltd. and Tiandao Jiran (Beijing) Network Technology Co., Ltd. on September 15, 2018 (hereinafter referred to as “Original Cooperation Agreement”, including the supplementary agreements signed by Party A and Party B under the Original Cooperation Agreement prior to the signing of this Agreement) will expire on September 15, 2020. However, the existing customer loans under the Original Cooperation Agreement shall still be governed by the provisions of the Original Cooperation Agreement until all the existing customer loans are settled.

Article 4	Rights and Responsibilities of Party A and Party B

4.1.	Rights and Responsibilities of Party A

4.1.1	Party A shall formulate risk management policies, including but not limited to access credit policies, examination and approval standards and post-loan management strategies.

4.1.2	Party A shall examine Party B’s management system and operation process related to the cooperative business hereunder.

4.1.3	Party A shall examine and approve loans, including but not limited to fraud risk investigation, access credit judgment and loan purpose review.

4.1.4

Party A shall release loans to the Customers who are eligible for loans and meet the loan release conditions, except that Party A cannot release loans due to laws and regulations, regulatory policies, risk policies, credit line, system failures, customer’s abandonment, etc.

4.1.5	Party A shall carry out duration management of loans, including but not limited to post-loan monitoring, risk classification, provision accrual, capital occupation and asset recovery.

4.1.6	Party A shall inquire the Credit Reference Center of the People’s Bank of China about customer credit investigation according to the relevant provisions, and submit the loan data.

4.1.7

If Party B breaches this Agreement, Party A shall have the right to change the cooperation mode, cooperation products, risk management policies, agreements on pledge guarantee of the security deposit, etc.

4.2.	Rights and Responsibilities of Party B

4.2.1	Party B shall provide the relevant services to Party A and shall have the right to obtain the corresponding incomes according to the provisions of the Service Agreement signed by Party A and Party B.

4.2.2

Party B shall ensure that a clause is included in the Financing Lease Contract signed with a Customer, which provides that ”during the lease term, if the Customer uses the loans to repay the financing lease funds, the ownership of the vehicle will be transferred to the Customer.”

4.2.3

If Party A’s system receives Party B’s instruction on customer repayment (including but not limited to customer’s current repayment, early settlement amount and settlement amount), it shall be deemed that Party B has received a corresponding application from the Customer and received a corresponding payment from the Customer, and Party B shall immediately return such payment to Party A and authorize Party A to deduct the corresponding payment from Party B’s settlement account. Party B shall not do any act that infringes the rights of Party A or the Customer (including but not limited to delayed repayment and embezzlement of the funds of the Customer for other uses). Otherwise, Party B shall bear the losses incurred by Party A due to Party B’s above act (if any), and if Party A suffers greater losses, it shall have the right to stop releasing the loans hereunder and/or require Party B to settle all/part of the loans of the Customer immediately.

4.2.4

Party B shall take itself as the subject to carry out the cooperative business hereunder. If Party B takes another party (including but not limited to Party B’s subsidiary or affiliate, or a third party authorized by Party B) as the subject to carry out the cooperative business hereunder, Party B shall obtain Party A’s written consent in advance and perfect the legal procedures.

4.2.5

If Party B and/or its affiliated companies plan matters that may greatly affect Party B’s operation ability and the cooperative business, including but not limited to changing the corporate organizational structure, the business operation mode or the product form, or signing or changing agreements that may greatly affect the cooperation hereunder or Party A’s rights and interests, etc., Party B shall notify Party A in writing at least 15 working days prior to the occurrence of the above matters.

4.2.6

If Party B and/or its affiliated companies have any matters that may greatly affect Party B’s operation ability and the cooperative business, including but not limited to major adverse change in the operating conditions, high fines imposed by the competent authorities, major legal disputes, negative events (including litigations) involving the actual controllers and major management, etc., Party B shall notify Party A in writing within 15 working days after the occurrence of the above matters.

4.2.7	Party B shall provide guarantees to Party A for the debts of the Customers according to the provisions of this Agreement.

4.3.	Common Rights and Responsibilities of Party A and Party B

4.3.1	Party A and Party B shall jointly negotiate the cooperation mode, cooperation period and other matters and make timely adjustments thereto.

4.3.2	Party A and Party B shall jointly handle the controversies and disputes of the Customers, and issue the relevant certificates of the Customers, etc.

4.3.3	Party A and Party B shall jointly improve the channel management, business process, risk control and system functions.

4.3.4	During the cooperation period, Party A and Party B shall legally use the enterprise and product logos in a manner agreed upon by parties hereto.

Article 5	Account Management

5.1.

Party B opens a settlement account 1 with an account number of [REDACTED] with Party A. The settlement account 1 is mainly used for the settlement of the security deposit hereunder. Close attention must be paid to the settlement account 1 to ensure its sufficient funds to meet the following purposes:

5.1.1	Payment of the Security Deposit: to authorized Party A to deduct the relevant money and deposit the same into the security deposit account according to the provisions of this Agreement;

5.1.2	Receipt of the Account Interest: to receive the interest carried forward from the security deposit account;

5.1.3	Receipt of the Funds Transferred from the Security Deposit Account: to receive the funds transferred from the security deposit account.

5.2.

Party B opens a settlement account 2 with an account number of [REDACTED] with Party A. The settlement account 2 is mainly used to receive the funds related to the loans hereunder. Its main purposes are as follows:

5.2.1	Receipt of the Loan Funds: to receive the loan funds released by Party A to the Customers according to the provisions of this Agreement;

5.2.2	Receipt of the Service Fee: to receive the service fee paid by Party A to Party B according to the provision of this Agreement.

5.3.

Party B opens a settlement account 3 with an account number of [REDACTED] with Party A. The settlement account 3 is mainly used for settlement transactions of the cooperative business hereunder. Close attention must be paid to the Settlement Account 3 to ensure its sufficient funds to meet the following purposes:

5.3.1	Payment of Other Amount: to pay other corresponding amount in accordance with the provisions of this Agreement and the Service Agreement;

5.3.2

Payment of the Amount Repaid on behalf of the Customers: Party B shall collect the repayment funds of the Customers on behalf of the Customers with the consents of the Customers and authorize Party A to deduct the repayment funds directly from the settlement account 3.

5.4.	Party B opens a security deposit account 1 with an account number of [REDACTED] with Party A to meet the following purposes:

5.4.1	Deposit of the Security Deposit: deposit of the security deposit in accordance with Article 9.1 of this Agreement;

5.4.2

The funds in the security deposit account 1 shall be subject to the current interest rate of the demand deposits of the People’s Bank of China. Party A shall pay the interest to Party B in accordance with Party A’s interest settlement rules and carry forward the interest to the settlement account 1 on a regular basis.

5.5.	Party B opens a deposit account 2 with an account number of [REDACTED] with Party A to meet the following purposes:

5.5.1	Deposit of the Security Deposit: deposit of the security deposit in accordance with Article 9 of this Agreement;

5.5.2

The funds in the security deposit account 2 shall be subject to the current interest rate of the demand deposits of the People’s Bank of China. Party A shall pay the interest to Party B in accordance with Party A’s interest settlement rules and carry forward the interest to the settlement account 1 on a regular basis.

Article 6	Release of Loans

6.1.

For the Customers who have been approved by Party A and meet the loan release conditions of Party A, Party A will release the loan funds to Party B’s settlement account 2 in accordance with the Loan Contract and the entrusted payment agreements.

6.2.

Party B shall properly complete the vehicle mortgage registration within the specified time limit according to the service agreement, and provide Party A with the imaged copy of the motor vehicle registration certificate, which includes the mortgage registration information and meets Party A’s requirements.

6.3.

If Party B fails to complete the vehicle mortgage registration and the transmission of the above imaged copy within 60 natural days (inclusive) after the loan is released, Party A will deduct the the relevant amount from Party B’s settlement account 1 and deposit the same into the security deposit account 1 until the security deposit of such loan in the security deposit account 1 is not less than 100% of the released loan funds.

6.4.

If Party B completes the vehicle mortgage registration and the transmission of the above imaged copy within 102 natural days after the loan is released, Party A will regularly release the amount higher than the security deposit ratio agreed in this Agreement to the settlement account 1.

6.5.

If in the end, Party B fails to complete the vehicle mortgage registration and the transmission of the above imaged copy within 102 natural days (inclusive) after the loan is released, Party A will immediately announce the early expiration of the loan and require Party B to settle such loan on behalf of the Customer, and Party B shall irrevocably authorize Party A to deduct the balance of such loan from the settlement account 3. After Party B makes settlement on behalf of the Customer, Party A will release the security deposit corresponding to the loan to Party B’s settlement account 1.

Article 7	Repayment and Interest Collection

7.1.

Party A and Party B shall remind and urge the Customers to repay the loan principal and pay the interest thereon to Party A on a regular basis according to the elements recorded in the Electronic IOU through the agreed repayment method and account.

7.2.	The Customers are allowed to make repayment in advance according to their own needs and the agreed conditions until all the principal and interest of the loans are settled in advance.

7.3.

If a Customer fails to repay in full the principal and interest due on the repayment date, Party A shall have the right to charge a penalty interest at the interest rate of [REDACTED]% of the interest rate recorded in the Electronic IOU from the overdue date, specifically based on the actual overdue amount and the overdue days.

7.4.	The overdue loans will enter the collection and disposal process agreed by the parties hereto.

Article 8	Service Fees and Other Expenses

8.1.	Party A agrees to pay the service fee 1 to Party B with respect to the customer recommendation service provided by Party B to Party A for the cooperative business hereunder.

Party B knows and agrees that the service fee 1 for a single loan shall be paid to the settlement account 2 by Party A according to A% of the released amount of such loan in the month immediately next the month in which such loan is released, and A shall be implemented according to the following standards based on different products:

A	11.99%		12.99%		13.41%		14.34%		15.48%		16.41%
24 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
30 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
36 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

In case of early settlement of a single loan, Party A shall have the right to make deduction from the service fee 1 to be paid to Party B. The deduction amount shall be the amount of the service fee 1 corresponding to the number of the early settlement installments of such early settlement loan, i.e., deduction amount = (total number of installments-the number of the early settlement installments)/total number of the installments of the loan * the amount of the service fee 1. If the service fee 1 to be paid to Party B is not sufficient for deduction, Party A shall have the right to deduct from any account opened by Party B with Party A the amount which shall be deducted or require Party B to make payment.

8.2.

Party A agrees to pay the service fee 2 to Party B with respect to the vehicle mortgage, mortgage release and other services and loan management services provided by Party B to Party A for the cooperative business hereunder.

Party B has known and agreed that the service fee 2 for a single loan shall be determined according to B% of the released amount of such loan and shall be paid to the settlement account 2 by Party A in the month immediately next the month in which such loan is released, and B shall be implemented according to the following standards based on different products:

B	11.99%		12.99%		13.41%		14.34%		15.48%		16.41%
24 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
30 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
36 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

In case of early settlement of a single loan, Party A shall have the right to make deduction from the service fee 2 to be paid to Party B. The deduction amount shall be the amount of the service fee 2 corresponding to the number of the early settlement installments of such early settlement loan, i.e., deduction amount = (total number of installments-the number of the early settlement installments)/total number of the installments of the loan * the amount of the service fee 2. If the service fee 2 to be paid to Party B is not sufficient for deduction, Party A shall have the right to deduct from any account opened by Party B with Party A the amount which shall be deducted or require Party B to make payment.

8.3.

After receiving the service fee paid by Party A, Party B shall issue to Party A an invoice meeting Party A’s financial requirements according to the business period (in monthly units) and send the invoice by mail to Party A within 10 working days prior to the next month.

8.4.	The parties hereto shall bear their respective fees for data inquiry and special lines arising from the cooperative business hereunder according to the following provisions.

8.4.1

Party A shall bear the fees for the credit investigation data of the People’s Bank of China and the public security inquiry and the fees for the special data lines between Party A and the Credit Reference Center of the People’s Bank of China and the Ministry of Public Security.

8.4.2	Party B shall bear the fees for inquiring other data sources and the fees for the special data lines between Party B and other data providers.

8.4.3

For the related fees for renting special data lines from operators due to data sharing and the direct connection of the systems between the parties hereto, Party B shall bear the fees for the main line and Party A shall bear the fees for the backup line.

8.5.

In addition to the above fees, either party hereto shall not charge transaction handling fees or any other fees from the other parties hereto with respect to the system networking docking, unless otherwise agreed.

Article 9	Pledge of Security Deposit

9.1.	Party B opens the security deposit account 1 with Party A to deposit and release the security deposit according to the following provisions:

Before each loan is released, Party B irrevocably authorizes Party A to deduct the amount not less than 5.5% of the released amount of such loan from Party B’s settlement account and transfer such amount to the security deposit account 1. If there is still a releasable balance until the loan is settled and after Party A exercises the priority right of repayment with respect to the security deposit, Party A may release such balance periodically.

9.2.	Party B opens the security deposit account 2 with Party A to deposit and release the security deposit according to the following provisions:

Party B shall deposit a security deposit amounting to C% of the released amount of each loan into the security deposit account 2 before the 5th of the month following the month in which the loan is released, and C shall be implemented according to the following standards based on different products:

C	11.99%		12.99%		13.41%		14.34%		15.48%		16.41%
24 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
30 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
36 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

During the duration of the loan, Party A will release the security deposit to Party B’s settlement account 2 in the month following the month in which the Customer repays the loan. The released amount shall be the paid-in interest * [D%/interest rate] per month of the loan. D shall be implemented according to the following standards based on different products:

D	11.99%		12.99%		13.41%		14.34%		15.48%		16.41%
24 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
30 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
36 Installments	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

When the loan is settled (including early settlement), Party A will release the remaining security deposit corresponding to the loan in the security deposit account 2 to Party B’s settlement account 2 in the month following the month in which the loan is settled.

9.3.

Upon entering the security deposit account, the money shall be deemed to be specified and have been delivered to Party A. The pledge shall come into effect and provide guarantee for all debts of the Customer under this Agreement, including but not limited to loan principal, interest, penalty interest and other related expenses.

9.4.	If Party B fails to deposit the security deposit on time and in full, Party A shall have the right to stop newly increasing cooperative business.

9.5.	If the loan of a Customer is overdue or such Customer owes interest, Party A shall have the priority claim with respect to the pledged security deposit in the security deposit account.

Article 10	Vehicle Mortgage

10.1.	Party B shall assist Party A in handling the vehicle mortgage registration with Party A and/or a third party designated by Party A as the mortgagee.

10.2.

If Party A entrusts Party B to exercise the vehicle mortgage right, the money obtained from discount transfer, auction, sale, etc., must be used to repay in priority the loan principal, interest, penalty interest and other related expenses payable by the Customer to Party A, and Party B shall not defend Party A’s priority claim for any reason.

10.3.

For the vehicle mortgages in some areas, on the premise that Party A and Party B reach an agreement through negotiation and such vehicle mortgages are confirmed by Party A and Party B by e-mail, Party B may handle the vehicle mortgage registration formalities with Party B as the mortgagee according to the following provisions:

10.3.1	The Customer signs the Financing Lease Contract with Party B and handles the mortgage registration under the Financing Lease Contract with Party B as the mortgagee.

10.3.2

After Party A releases a loan to the Customer to repay the financing lease funds under the Financing Lease Contract, the Customer will obtain the ownership of the vehicle under the Financing Lease Contract and mortgage the vehicle to Party A through the loan contract signed with Party A as a guarantee for the debts under the loan contract.

(1)

Party A shall have the right not to register the mortgage of such vehicle for the time being, and shall have the right to require a cancellation of the registration with Party B as the mortgagee at any time.

(2)

Party A shall have the right to handle vehicle mortgage registration with Party A and/or a third party designated by Party A as the mortgagee, and Party B shall unconditionally provide assistance therefor.

10.3.3

During the duration of the loan, without Party A’s written consent, Party B and the Customer shall not cancel the mortgage registration with Party B as the mortgagee on the collateral, and shall not transfer, sell off, auction or set up a new mortgage guarantee on the vehicle, which may affect Party A’s mortgage right.

10.3.4	Party B shall be responsible for keeping the original motor vehicle registration certificate until the loan is settled.

Article 11	Information Security and Data Sharing

11.1.

To the extent permitted by applicable laws, the business data will be stored in the host systems of Party A and Party B. The parties hereto shall take confidentiality and processing measures for the stored and managed financial data according to regulatory and compliance requirements.

11.2.

The parties hereto shall take effective technical measures to safeguard the security of the information of the Customers and protect the rights of the customers, and formulate specific clauses on information security and customer rights protection, and the provisions on accident handling method and compensation liability.

11.3.

In the event of an emergency that shall be reported as required by the regulatory authority or may cause systematic or regional information technology risks, the relevant party hereto shall promptly notify the other party hereto, stating the impact of such event, and the disposal and corrective measures.

11.4.

Party A and Party B shall share the external credit data from the government, the market and other sources on the premise of compliance with laws and regulations and authorization by the Customer, provided that Party A and Party B shall not disclose such external credit data to any third party institution unrelated to this Agreement, and shall not illegally abuse the same.

11.5.

Party A and Party B shall provide each other with the relevant data of the cooperative business hereunder through the system interface, including vehicle transaction information, loan examination and approval data, risk review results, contract agreement text, loan release information, repayment information, etc.

11.6.

Without the written consent of Party A, Party B shall not use the credit data of the People’s Bank of China (including but not limited to the variables and scores of the People’s Bank of China) inquired by Party A in the cooperative business hereunder and the results generated by Party A based on various risk models and rules, and shall not use such data to provide any support for other businesses of Party B and its related parties.

11.7.

Party B shall regularly (at least quarterly) submit to Party A the information of Party B’s affiliated companies controlled by Party B and Party B’s actual controllers (including but not limited to financial statements, audit reports, financial details, tax data, equity structure, financing situation, financing receipt vouchers and asset management data), and shall ensure the authenticity, completion and effectiveness of the above information, so that Party A can evaluate Party B’s operating capability in a timely manner.

11.8.

Party B shall provide Party A with the overall operating data of vehicle finance of Party B and its affiliated parties on a monthly basis, including but not limited to business model, product form, release amount, business balance, overdue data, changes in organizational structure, changes in market channels and other information, so as to facilitate in-depth cooperation between the parties hereto in the field of vehicle finance.

Article 12	Confidentiality

12.1.

Either party hereto shall strictly keep confidential any form of information related to the following matters received or obtained by it from the other party hereto due to the signing of this Agreement (or any other agreements signed in accordance with the provisions of this Agreement), and shall not disclose to any third party other than the regulatory authorities or use any of the following information:

(1)	this cooperative business;

(2)	the contents of the negotiations on this cooperative business;

(3)	the relevant credit data, customer information and transaction information provided based on this cooperative business;

(4)	other business, financial and other matters of the parties hereto (including future plans and targets).

12.2.	This confidentiality clause shall not prohibit the disclosure or use of the confidential business information in the following ways and within the following scope:

(1)	to disclose or use the confidential business information in accordance with regulations or requirements of the regulatory authorities having jurisdiction over the parties hereto respectively;

(2)

to disclose or use the confidential business information for the purpose of implementing any judicial, arbitration or other similar procedures related to this Agreement or any other agreements signed in accordance with the provisions of this Agreement.

12.3.

The confidentiality obligation shall be valid for the period from the date of signing this Agreement to the date when such information is published or disclosed with the consent of the disclosing party, and shall not be affected by the expiration of the valid term of this Agreement.

Article 13	Breach of Contract

13.1.	The following circumstances (hereinafter referred to as “Event of Default”) shall constitute the default of the defaulting party:

(1)

if the defaulting party violates any provision of this Agreement, and the default cannot be remedied, or the defaulting party fails to remedy such default within 10 natural days after the non-defaulting party sends a written notice to the defaulting party requiring the defaulting party to remedy such default;

(2)	if the defaulting party violates any applicable law, and the illegal act will directly affect this Agreement or cause losses to the non-defaulting party;

(3)	if the defaulting party violates other contracts (including but not limited to credit grant contract and loan contract) and supplementary agreements signed with Party A.

13.2.	Notice of Default

13.2.1

Upon the occurrence of an event of default, the defaulting party shall notify the non-defaulting party as soon as practicable, but in any case (except for force majeure) not later than 5 natural days after the defaulting Party knows the relevant event of default.

13.2.2

After the occurrence of an event of default, without prejudice to the non-defaulting party’s right to claim damages, the non-defaulting party may, after receiving the notice of default event issued by the defaulting party or within 60 natural days after it learns of the occurrence of the event of default (whichever occurs earlier), by sending a written notice to the defaulting party, choose to continue the performance of this Agreement or terminate the cooperation hereunder.

13.2.3	The cooperation under this Agreement shall be terminated after the defaulting party receives the notice of termination of the cooperation hereunder.

13.2.4	Losses caused by default and damages:

(1)	The non-defaulting party shall have the right to require the defaulting Party to eliminate the adverse effects on the non-defaulting party;

(2)	The non-defaulting party shall have the right to suspend or terminate the cooperation hereunder;

(3)	The defaulting Party shall be liable to the non-defaulting party for all direct losses caused or generated by the defaulting party’s event of default.

(4)

The defaulting Party shall compensate the non-defaulting party for the losses suffered by the non-defaulting party due to improper operation (including but not limited to system operation error and operation failure, etc.) of the defaulting Party.

Article 14	Termination of Cooperation

14.1.	In case of any of the following events, either party hereto shall have the right to unilaterally terminate the cooperative business hereunder:

(1)

if the policies of the regulatory authorities (referring to the China Banking Regulatory Commission or the People’s Bank of China and their branches) having jurisdiction over Party A have been changed significantly with respect to their policies at the time of the formation of this Agreement or require a stop of the cooperative business hereunder in writing;

(2)

if any government agencies or regulatory authorities promulgate any new applicable laws or normative documents or make any new interpretation or modification of existing applicable laws or normative documents, thus resulting in the inability to carry out the cooperative business hereunder or the inability of either party hereto to obtain all its benefits under any important clause in this Agreement in accordance with such clause;

(3)

if major adverse changes have taken place in either party hereto, which makes the continued performance of this Agreement impossible or will cause significant damage to the parties hereto at the same time;

(4)	In case of any event of default hereunder, the non-defaulting party may require a termination of the cooperation hereunder.

14.2.	Upon the expiration of the cooperation period hereunder, the cooperative business hereunder shall be terminated, unless otherwise agreed in this Agreement.

Article 15	Supplementary Provisions

15.1.

Party A and other cooperative financial institutions will jointly release the loans hereunder to the Customers. Either lender shall have the right to enjoy the same rights and interests as Party A. Party B shall not raise any defense against the obligations which shall be performed hereunder on the ground of the above matter.

15.2.

If Party A intends to sell or transfer the loans of the Customers (asset statement) under this Agreement, Party B shall give reasonable assistance, including but not limited to signing necessary documents/commitments/notices.

15.3.

Matters not covered herein shall be dealt with in a supplementary agreement to be entered into by the parties hereto through friendly consultations and shall be implemented in accordance with provisions of this Agreement and the supplementary agreement.

15.4.	The annexes and supplementary agreements to and of this Agreement shall constitute an integral part of this Agreement.

15.5.

Any dispute occurred in the course of performing this Agreement shall be settled by Party A and Party B through consultation. If no settlement can be reached through consultation, either party hereto may bring a lawsuit to the people’s court of the place where Party A is located.

15.6.	The formation and interpretation of this Agreement and the settlement of disputes in connection herewith shall be governed by the laws of the People’s Republic of China.

15.7.

The legal representatives or authorized agents of Party A and Party B have signed this Agreement on the signing date. This Agreement shall take effect on the date when the legal representatives or authorized agents of Party A and Party B affix their signatures (or seals) and the common seals/special seals for contract of Party A and Party B hereon.

15.8.	This Agreement is made in four originals, all of which have the same force, with each party hereto holding two originals.

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Party A: Shenzhen Qianhai WeBank Co., Ltd.

[Seal]

Legal Representative or Authorized Agent (Signature or Seal): Gu Min

[Seal]

Signing Date: February 2, 2019

Party B: Huachang Finance Leasing (China) Co., Ltd.

[Seal]

Legal Representative or Authorized Agent (Signature or Seal): Xu Wen

[Seal]

Signing Date: February 2, 2019